Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Kelly Mason
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. PRICES PRIVATE PLACEMENT OF SENIOR NOTES

SAN FRANCISCO (February 2, 2021) — Levi Strauss & Co. (NYSE: LEVI) announced today the pricing of $500 million of its 3.50% senior notes due 2031 in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The sale of the notes is expected to close on February 19, 2021.

The company intends to use the net proceeds from the offering, together with cash on hand, to redeem $800 million aggregate principal amount of the $1 billion aggregate principal amount of its outstanding 5.00% senior notes due 2025 and to pay fees and expenses related to the offering.

The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Statements in this press release regarding the private offering of debt securities shall not constitute an offer to sell or a solicitation of an offer to buy any such securities.

About Levi Strauss & Co.

Levi Strauss & Co. (LS&Co.) is one of the world’s largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi’s®, Dockers®, Signature by Levi Strauss & Co.TM, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,100 retail stores and shop-in-shops. Levi Strauss & Co.’s reported 2020 net revenues were $4,453 million.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our notes offering and use of proceeds. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words such as, but not limited to,

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“believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year 2020, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to update or revise any of the forward- looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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